                                                                    Exhibit 8(d)






                             PARTICIPATION AGREEMENT

                                      AMONG

                    FIRST SUNAMERICA LIFE INSURANCE COMPANY,

                               WM VARIABLE TRUST,

                           WM FUNDS DISTRIBUTOR, INC.

                                       AND

                                WM ADVISORS,INC.

                                   DATED AS OF

                                December 31, 2002

                                TABLE OF CONTENTS

Section 1  Introduction .....................................................  1
     1.1    Availability of Separate Account Divisions ......................  1
     1.2    Broker-Dealer Registration ......................................  1
Section 2  Processing Transactions ..........................................  2
     2.1    Timely Pricing and Orders .......................................  2
     2.2    Timely Payments .................................................  2
     2.3    Applicable Price ................................................  2
     2.4    Market Timing ...................................................  3
Section 3  Costs and Expenses ...............................................  3
     3.1    General .........................................................  3
     3.2    Registration ....................................................  3
     3.3    Other (Non-Sales-Related) .......................................  3
     3.4    Sales-Related ...................................................  3
     3.5    Parties to Cooperate ............................................  4
Section 4  Legal Compliance .................................................  4
     4.1    Tax Laws ........................................................  4
     4.2    Insurance and Certain Other Laws ................................  5
     4.3    Securities Laws .................................................  6
     4.4    Notice of Certain Proceedings and Other Circumstances ...........  7
     4.5    FSLIC to Provide Documents ......................................  7
     4.6    Trust to Provide Documents ......................................  7
Section 5  Mixed and Shared Funding .........................................  8
     5.1    General .........................................................  8
     5.2    Disinterested Trustees ..........................................  8
     5.3    Monitoring for Material Irreconcilable Conflicts ................  8
     5.4    Conflict Remedies ...............................................  9
     5.5    Notice to FSLIC ................................................. 10
     5.6    Information Requested by Board of Trustees ...................... 10
     5.7    Compliance with SEC Rules ....................................... 10
     5.8    Requirements for Other Insurance Companies ...................... 11
     5.9    Individuals Subject to Automatic Disqualification ............... 11
Section 6  Termination ...................................................... 11
     6.1    Events of Termination ........................................... 11
     6.2    Funds to Remain Available ....................................... 12
     6.3    Survival of Warranties and Indemnifications ..................... 12
     6.4    Continuance of Agreement for Certain Purposes ................... 12
Section 7  Parties to Cooperate Respecting Termination ...................... 13
Section 8  Assignment ....................................................... 13
Section 9  Notices .......................................................... 13
Section 10 Voting Procedures ................................................ 13
Section 11 Foreign Tax Credits .............................................. 14
Section 12 Indemnification .................................................. 14

    12.1    Indemnification of Trust and Distributor by FSLIC ............... 14
    12.2    Indemnification of FSLIC by Distributor ......................... 16
    12.3    Effect of Notice ................................................ 18
Section 13  Applicable Law .................................................. 18
Section 14  Execution in Counterparts ....................................... 18
Section 15  Severability .................................................... 18
Section 16  Rights Cumulative ............................................... 19
Section 17  Scope of Liability .............................................. 19
Section 18  Headings ........................................................ 20

                             PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the 31st day of December, 2002 ("Agreement"), by and among First SunAmerica Life Insurance Company, a stock life insurance company ("FSLIC") (on behalf of itself and its "Separate Account," defined below), WM Variable Trust, a Massachusetts business trust (the "Trust"), WM Funds Distributor, Inc., a Washington corporation (the "Distributor"), the Trust's principal underwriter and the principal underwriter with respect to the Contracts as defined in the Recital below, and WM Advisors, Inc., the Trust's investment adviser (the "Adviser") (collectively, the "Parties"),

                                     RECITAL

     WHEREAS the Distributor and the Trust desire that shares of the investment funds of the Trust set forth in Exhibit A to the Agreement (the "Funds"); be
                                ---------
made available by the Distributor to serve as underlying investment media for those variable annuity contracts of FSLIC set forth on Exhibit B to the Agreement and are the subject of FSLIC's Form N-4 registration statements filed with the Securities and Exchange Commission (the "SEC") indicated on Exhibit B
                                                                     ---------
(the "Contracts"). Reference herein to the "Trust" shall include each Fund to the extent the context requires.

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Trust and the Distributor will make shares in the Funds available to FSLIC for this purpose at net asset value and with no sales charges, all subject to the following provisions:

                             Section 1 Introduction
                                       ------------

     1.1  Availability of Separate Account Divisions.
          ------------------------------------------

     FSLIC represents that each separate account listed on Exhibit B hereto (each a "Separate Account") is and will continue to be available to serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by FSLIC to separate series (the "Divisions") of the Separate Account for investment in the shares of corresponding Funds of the Trust that are made available through the Separate Account to act as underlying investment media. Reference herein to the "Separate Account" shall include reference to each Division to the extent the context requires. The Trust may from time to time add additional Funds, which will become subject to this Agreement (with respect to Contracts other than Polaris Platinum Contracts) by mutual agreement of the parties. Subject to reasonable notice and system requirements, FSLIC will not unreasonably deny any request by the Distributor to create new Divisions corresponding to such new Funds and Exhibit A shall be
                                                         ---------
amended from time to time as necessary to identify all investment funds offered under this Agreement.

     1.2  Broker-Dealer Registration.
          --------------------------

     Distributor represents and warrants that it is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").

                       Section 2 Processing Transactions
                                 -----------------------

     2.1  Timely Pricing and Orders.
          -------------------------

     The Trust or its designated agent will provide closing net asset value, dividend and capital gain information for each Fund to FSLIC at the close of trading on each day (a "Business Day") on which (a) the New York Stock Exchange is open for regular trading, (b) the Trust calculates its net asset value and
(c) FSLIC is open for business. The Trust or its designated agent will use its best efforts to provide this information by 3:30 p.m., Pacific time. FSLIC will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account unit value. The Separate Account processing will be done the same evening, and corresponding orders with respect to Trust shares will be placed the morning of the following Business Day. FSLIC will use its best efforts to place such orders with the Trust by 6:15 a.m., Pacific time.

     2.2  Timely Payments.
          ---------------

     FSLIC will transmit orders for purchases and redemptions of Trust shares to the Distributor, and will wire payment for net purchases to a custodial account designated by the Trust on the same day as the order for Trust shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Trust to an account designated by FSLIC on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable FSLIC to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").

     2.3  Applicable Price.
          ----------------

     The Parties agree that orders resulting from purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that FSLIC processes such transactions, which will be the Business Day prior to the Distributor's receipt of such orders. All other purchases and redemptions will be effected at the net asset values next computed after receipt by the Trust of the order therefor, and such orders will be irrevocable. FSLIC hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Fund at the record-date net asset values until FSLIC otherwise notifies the Trust in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.

     2.4  Market Timing.
          -------------

     The Parties agree that they will cooperate and use their reasonable best efforts to restrict the purchase through the Contracts of shares of WM Variable Trust in connection with a pattern of short-term trading activity that the Trust determines interferes with efficient portfolio management.

                          Section 3 Costs and Expenses
                                    ------------------

     3.1  General.
          -------

     Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

     3.2  Registration.
          ------------

     The Trust will pay the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective. FSLIC will pay the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective.

     3.3  Other (Non-Sales-Related).
          -------------------------

     As among the Parties, the Trust will bear the costs of preparing, filing with the SEC and setting for printing the Trust's prospectus, statement of additional information and any supplements thereto (collectively, the "Trust Prospectus"), periodic reports to shareholders, Trust proxy material and other shareholder communications. FSLIC will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account's prospectus, statement of additional information and any supplements thereto (collectively, the "Separate Account Prospectus"), periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), voting instruction solicitation material, and other Participant communications. As among the Parties, the Trust and FSLIC each will bear the costs of printing and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Trust and FSLIC documents are printed or mailed on a combined or coordinated basis.

     3.4  Sales-Related.
          -------------

     Except as may otherwise be agreed to by the Parties, FSLIC will bear the cost of (a) preparing, printing and distributing all Trust and Separate Account sales literature and advertising; (b) printing and delivering to offerees Trust and Separate Account Prospectuses,

Trust and Separate Account periodic reports and Trust and FSLIC sales literature, and placing any advertisements; and (c) filing any Trust or FSLIC sales materials with, and obtaining approval from, any state insurance regulatory authorities, to the extent required. Distributor shall be responsible for, and bear the cost of, filing all Trust sales literature and advertising and all Separate Account sales literature and advertising relating to the Contracts with the NASD, as required.

     3.5  Parties to Cooperate.
          --------------------

     The Trust, FSLIC, and Distributor each agrees to cooperate, in a timely manner, with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Trust and Separate Account.

                           Section 4 Legal Compliance
                                     ----------------

     4.1  Tax Laws.
          --------

               (a) The Trust represents that each Fund currently qualifies and that it will make every effort to maintain qualification of each Fund as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Trust or the Distributor will notify FSLIC immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

               (b) FSLIC represents that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; FSLIC will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

               (c) The Trust represents that each Fund currently complies with and it will make every effort to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817- 5(b) of the regulations under the Code, and the Trust or the Distributor will notify FSLIC immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future.

               (d) FSLIC represents that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. FSLIC will make every effort to continue to meet such definitional requirements, and it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

               (e) The Trust represents that, under the terms of its investment advisory agreements with the Adviser, the Adviser is and will be responsible for managing the Trust in compliance with the Trust's investment objectives, policies and restrictions as set forth in the Trust Prospectus. The Trust represents that these objectives, policies and restrictions do and will include operating as a RIC in compliance with Subchapter M of the Code and Section 817(h) of the Code and regulations thereunder. The Trust has adopted and will maintain procedures for ensuring that the Trust is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On request, the Trust shall also provide FSLIC with such materials, cooperation and assistance as may be reasonably necessary for FSLIC or any person designated by FSLIC to review from time to time the procedures and practices of the Adviser, each sub-adviser or other provider of services to the Trust for ensuring that the Trust is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.

               (f) Whenever any matter (a "Matter") comes to the attention of the Trust that causes it to believe that any of the Funds was not a RIC in compliance with Subchapter M of the Code and/or was not in compliance with Section 817(h) of the Code and the regulations thereunder as of the last day of a calendar quarter, the Trust shall furnish a report of such Matter immediately to FSLIC. The Trust will then take such action as is necessary or appropriate to cure any noncompliance during a grace period of 30 calendar days after the end of the calendar quarter covered by the report. If the Trust does not so cure the noncompliance regarding each affected Fund's status as a RIC, the Trust will pursue those efforts necessary to enable each affected Fund to qualify once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with FSLIC. If the Trust does not so cure the noncompliance regarding a Fund's status under Section 817(h), the Trust will cooperate in good faith with FSLIC's efforts to obtain a ruling and closing agreement, as provided in Revenue Procedure 92-95 issued by the Internal Revenue Service (or any applicable ruling or procedure subsequently issued by the Internal Revenue Service), that the affected Fund satisfies
          Section 817(h) for the period or periods covered by the report.

     4.2  Insurance and Certain Other Laws.
          --------------------------------

               (a) The Trust will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by FSLIC.

               (b) FSLIC represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under the laws of the State of New York, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

               (c) The Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

               (d) The Distributor and the Trust represent and warrant that the Trust is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     4.3  Securities Laws.
          ---------------

               (a) FSLIC represents and warrants that (i) it has registered the Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for its variable annuity contracts, including the Contracts, (ii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (iv) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

               (b) The Trust and the Distributor represent and warrant that (i) Trust shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Massachusetts law,
          (ii) the Trust is and will remain registered under the 1940 Act to the extent required by the 1940 Act, and (iii) the Trust will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

               (c) The Trust represents and warrants that (i) the Trust does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, including the exemptive order issued by the Commission as Release No. IC-22047, which the Trust further represents and warrants is applicable to the Trust, (ii) its 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (iii) the Trust Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

               (d) The Trust will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Trust, FSLIC or any other life insurance company utilizing the Trust.

     4.4  Notice of Certain Proceedings and Other Circumstances.
          -----------------------------------------------------

     The Distributor or the Trust shall immediately notify FSLIC of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Trust's registration statement under the 1933 Act or the Trust Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Trust Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Trust's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares in any state or jurisdiction, including, without limitation, any circumstances in which (x) the Trust's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by FSLIC. The Distributor and the Trust will make every reasonable effort to prevent the issuance of any stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5  FSLIC to Provide Documents.
          --------------------------

     FSLIC will provide to the Trust one complete copy of all SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6  Trust to Provide Documents.
          --------------------------

     The Trust will provide to FSLIC one complete copy of all SEC registration statements, Trust Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                       Section 5 Mixed and Shared Funding
                                 ------------------------

     5.1  General.
          -------

     FSLIC acknowledges that the Trust has applied for, and received, an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Trust is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies, separate accounts of insurance companies unaffiliated with FSLIC and trustees of qualified pension and retirement plans ("Mixed and Shared Funding").

     5.2  Disinterested Trustees.
          ----------------------

     The Trust agrees that the Board of Trustees shall at all times consist of trustees a majority of whom (the "Disinterested Trustees") are not interested persons of the Adviser or the Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

     5.3  Monitoring for Material Irreconcilable Conflicts.
          ------------------------------------------------

     The Trust agrees that the Board of Trustees will monitor for the existence of any material irreconcilable conflict between the interests of the Participants of all separate accounts of life insurance companies utilizing the Trust, including the Separate Account. FSLIC agrees to inform the Board of Trustees of the Trust of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

               (a) an action by any state insurance or other regulatory authority;

               (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

               (c) an administrative or judicial decision in any relevant proceeding;

               (d) the manner in which the investments of any Fund are being managed;

               (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Trust; or

               (f) a decision by a life insurance company utilizing the Trust to disregard the voting instructions of participants.

     Consistent with the SEC's requirements in connection with exemptive proceedings of the type referred to in Section 5.1 hereof, FSLIC will assist the Board of Trustees in carrying out its responsibilities by providing the Board of Trustees with all information reasonably necessary for the Board of Trustees to consider any issue raised, including information as to a decision by FSLIC to disregard voting instructions of Participants.

     5.4 Conflict Remedies.
         -----------------

               (a) It is agreed that if it is determined by a majority of the members of the Board of Trustees or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, FSLIC and the other life insurance companies utilizing the Trust will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

                    (i) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Trust) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

                    (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

               (b) If the material irreconcilable conflict arises because of FSLIC's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, FSLIC may be required, at the Trust's election, to withdraw the Separate Account's investment in the Trust. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Trust gives notice to FSLIC that this provision is being implemented, and until such withdrawal the

          Distributor and Trust shall continue to accept and implement orders by FSLIC for the purchase and redemption of shares of the Trust.

               (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to FSLIC conflicts with the majority of other state regulators, then FSLIC will withdraw the Separate Account's investment in the Trust within six months after the Trust's Board of Trustees informs FSLIC that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal the Distributor and Trust shall continue to accept and implement orders by FSLIC for the purchase and redemption of shares of the Trust.

               (d) FSLIC agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

     For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Trust or the Distributor be required to establish a new funding medium for any of the Contracts. FSLIC will not be required by the terms hereof to establish a new funding medium for any of the Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5  Notice to FSLIC.
          ---------------

     The Trust will promptly make known in writing to FSLIC the Board of Trustees' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6  Information Requested by Board of Trustees.
          ------------------------------------------

     FSLIC and the Trust will at least annually submit to the Board of Trustees of the Trust such reports, materials or data as the Board of Trustees may reasonably request so that the Board of Trustees may fully carry out the obligations imposed upon them by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Trustees. All reports received by the Board of Trustees of potential or existing conflicts, and all Board of Trustees actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Trust of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Trustees or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7  Compliance with SEC Rules.
          -------------------------

     If, at any time during which the Trust is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable

     5.8  Requirements for Other Insurance Companies.
          ------------------------------------------

     The Trust will require that each insurance company utilizing the Trust enter into an agreement with the Trust that contains in substance the same provisions as are set forth in Sections 4.1 (b), 4.1 (d), 4.3 (a), 4.4, 4.5, 5, 10 and 17 of this Agreement.

     5.9  Individuals Subject to Automatic Disqualification.
          -------------------------------------------------

     FSLIC will maintain at its home office available to the SEC a list of its officers, directors, and employees who participate in the management and administration of any separate account organized as a unit investment trust or of any Fund, which individuals will continue to be subject to the automatic disqualification provisions of Section 9(a) of the 1940 Act.

                             Section 6 Termination
                                       -----------

     6.1  Events of Termination.
          ---------------------

     Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

               (a) at the option of FSLIC, the Distributor or the Trust upon at least 60 days advance written notice to the other Parties;

               (b) at the option of the Trust upon institution of formal proceedings against FSLIC by the SEC, any state insurance regulator or any other regulatory body regarding FSLIC's duties under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Trust shares, if, in each case, the Trust reasonably determines that such proceedings, or the facts on which such proceedings may be based, have a material likelihood of imposing material adverse consequences on the Fund to be terminated;

               (c) at the option of FSLIC upon institution of formal proceedings against the Trust, the Adviser or any sub-adviser to the Trust, or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if, in each case, FSLIC reasonably determines that such proceedings, or the facts on which such proceedings may be based, have a material likelihood of imposing material adverse consequences on FSLIC or the Division corresponding to the Fund to be terminated; or

               (d) at the option of any Party in the event that (i) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by FSLIC;

               (e) upon termination of the corresponding Division's investment in the Fund pursuant to Section 5 hereof;

               (f) at the option of FSLIC if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if FSLIC reasonably believes that the Fund may fail to so qualify; or

               (g)  at the option of FSLIC if the Fund fails to comply with
          Section 817(h) of the Code or with successor or similar provisions, or if FSLIC reasonably believes that the Fund may fail to so comply.

     6.2  Funds to Remain Available.
          -------------------------

     Except (i) as necessary to implement Participant-initiated transactions,
(ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Fund as to which this Agreement has terminated, FSLIC shall not (x) redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to FSLIC's assets held in the Separate Account), (y) prevent Participants from allocating payments to or transferring amounts from a Fund that was otherwise available under the Contracts, or (z) apply for an order of the Securities and Exchange Commission pursuant to Section 26(b) of the 1940 Act.

     6.3  Survival of Warranties and Indemnifications.
          -------------------------------------------

     All warranties and indemnifications will survive the termination of this Agreement.

     6.4  Continuance of Agreement for Certain Purposes.
          ---------------------------------------------

     If any Party terminates this Agreement with respect to any Fund, this Agreement shall nevertheless continue in effect as to any shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Fund or a date mutually agreed to by the Parties (the "Final Termination Date").

             Section 7 Parties to Cooperate Respecting Termination
                       -------------------------------------------

     The Parties agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Fund after the Final Termination Date with respect thereto.

                              Section 8 Assignment
                                        ----------

     This Agreement may not be assigned, except with the written consent of each other Party.

                               Section 9 Notices
                                         -------

     Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                       First SunAmerica Life Insurance Company
                       c/o AIG SunAmerica Inc.
                       1 SunAmerica Center
                       Los Angeles, CA  90067-6022
                       Attn: Jana Waring Greer, Executive Vice President
                       FAX: 310/772-6622
                       With a copy to: Christine A. Nixon, Vice President

                       WM Variable Trust
                       1201 Third Avenue, 22nd Floor
                       Seattle, WA 98101-3000
                       Attn: William G. Papesh
                       FAX: 206-461-2340

                       WM Funds Distributor, Inc.
                       1631 Broadway
                       Sacramento, California 95818
                       Attn: Sandra Cavanaugh
                       FAX: 916-448-3226

                          Section 10 Voting Procedures
                                     -----------------

     Subject to the cost allocation procedures set forth in Section 3 hereof, FSLIC will distribute all proxy material furnished by the Trust to Participants and will vote Trust shares in accordance with instructions received from Participants. FSLIC will vote Trust shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Trust shares for which said instructions have been received from Participants. FSLIC agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Other participating life insurance companies utilizing the Trust will be responsible for calculating voting privileges in a manner consistent with that of FSLIC, as prescribed by this Section 10.

                         Section 11 Foreign Tax Credits
                                    -------------------

     The Trust agrees to consult in advance with FSLIC concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                           Section 12 Indemnification
                                      ---------------

     12.1 Indemnification of Trust by FSLIC.
          ---------------------------------

               (a) Except to the extent provided in Sections 12.l(b) and 12.l(c), below, FSLIC agrees to indemnify and hold harmless the Trust each of its trustees, directors and officers, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FSLIC) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of the Trust's shares and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by FSLIC, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to FSLIC by or on behalf of the Trust, the Distributor or the Adviser for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the

                    Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

                    (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of FSLIC ) or wrongful conduct of FSLIC or persons under its control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph
                    (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Trust shares; or

                    (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of FSLIC for use in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust, or any amendment or supplement to any of the foregoing; or

                    (iv) arise as a result of any failure by FSLIC to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.

               (b) FSLIC shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of its reckless disregard of obligations or duties under this Agreement.

               (c) FSLIC shall not be liable under this indemnification provision with respect to any action against an Indemnified Party unless the Trust or the Distributor shall have notified FSLIC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify FSLIC of any such action shall not relieve FSLIC from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, FSLIC shall be entitled to participate, at its own expense, in the defense of such action. FSLIC also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from FSLIC to such Indemnified Party of FSLIC's election to assume the defense thereof, the Indemnified Party will cooperate fully with FSLIC and shall bear the fees and expenses of any additional counsel retained by it, and FSLIC will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     12.2 Indemnification of FSLIC by Distributor and Adviser.
          ---------------------------------------------------

               (a) Except to the extent provided in Sections 12.2(b) and 12.2(c) hereof, the Distributor and the Adviser agree to indemnify and hold harmless FSLIC, each of its directors and officers, and each person, if any, who controls FSLIC within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of the Trust's shares and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust's 1933 Act registration statement, Trust Prospectus, sales literature or advertising of the Trust or, to the extent not prepared by FSLIC, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of FSLIC for use in the Trust's 1933 Act registration statement, Trust

                    Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

                    (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of the Distributor, Trust or Adviser) or wrongful conduct of the Trust, Distributor or Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Trust shares; or

                    (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to FSLIC by or on behalf of the Trust, the Adviser or the Distributor for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

                    (iv) arise as a result of any failure by the Trust, the Distributor or the Adviser to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;

               (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of its reckless disregard of obligations and duties under this Agreement.

               (c) The Distributor shall not be liable under this indemnification provision with respect to any action against an Indemnified Party unless FSLIC shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such action shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense of such action. The Distributor also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Distributor to such Indemnified Party of the Distributor's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Distributor and shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     12.3 Effect of Notice.
          ----------------

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 12.1 or 12.2 above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

                            Section 13 Applicable Law
                                       --------------

     This Agreement will be construed and the provisions hereof interpreted
     ----------------------------------------------------------------------
under and in accordance with Washington law, without regard for that state's
----------------------------------------------------------------------------
principles of conflict of laws.
-------------------------------

                      Section 14 Execution in Counterparts
                                 -------------------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            Section 15 Severability
                                       ------------

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          Section 16 Rights Cumulative
                                     -----------------

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                         Section 17 Scope of Liability
                                    ------------------

     It is understood and expressly agreed that the obligations and liabilities of the Trust hereunder will not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Board of Trustees and this Agreement has been signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Board of Trustees nor such execution and delivery by such officer will be deemed to have been made by any of the Trustees individually or to impose any liability on any of them personally, but will bind only the assets and property of the relevant Fund, as provided in the Trust's Declaration of and state laws.

                           Section 18 Confidentiality
                                      ---------------

     "Confidential Information" of a Party shall mean all confidential or proprietary information, including trade secrets of such Party and documentation, the terms of this Agreement and any customer information. All Confidential Information relating to a Party shall be held in confidence by each other Party to the same extent and in at least the same manner as such Party protects its own confidential or proprietary information. No Party shall disclose, publish, release, transfer or otherwise make available Confidential Information of another Party in any form to, or for the use or benefit of, any person or entity without such Party's consent. Each Party shall, however, be permitted to disclose relevant aspects of another Party's Confidential Information to its officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement and such disclosure is not prohibited by the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138), as it may be amended from time to time (the "GLB Act"), the regulations promulgated thereunder or other applicable law; provided, however, that such Party shall take all reasonable measures to ensure that Confidential Information of each other Party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents, subcontractors and employees. The obligations in this section shall not restrict any disclosure by any Party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing Party shall give prompt notice to each other affected Party of such order) and shall not apply with respect to information which (1) is developed by a Party without violating a disclosing Party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such Party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the effective date between the parties hereto or (5) is rightfully received by a Party free of any obligation of confidentiality. If the GLB Act, the regulations promulgated thereunder or other applicable law now or hereafter in effect imposes a higher standard of confidentiality to the Confidential Information, such standard shall prevail over the provisions of this section.

                              Section 19 Headings
                                         --------

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                     FIRST SUNAMERICA LIFE INSURANCE COMPANY


                                     By:_______________________________________
                                     Title: Jana W. Greer, Senior Vice President

                                     WM VARIABLE TRUST


                                     By:_______________________________________
                                     Title:

                                            WM FUNDS DISTRIBUTOR, INC.


                                     By:_______________________________________
                                     Title:


                                            WM ADVISORS, INC.


                                     By:_______________________________________
                                     Title:

                                    EXHIBIT A
                                    ---------

                          INVESTMENT FUNDS OF THE TRUST
                             AS OF DECEMBER 31, 2002

With respect to WM Diversified Strategies (3 year surrender charge) (Class 2 shares):
..    Money Market Fund
..    Short-Term Income Fund
..    U.S. Government Securities Fund
..    Income Fund
..    Bond & Stock Fund
..    Growth & Income Fund
..    Growth Fund
..    Growth Fund of the Northwest
..    Small Cap Stock Fund
..    International Growth Fund
..    Strategic Growth Portfolio
..    Conservative Growth Portfolio
..    Balanced Portfolio
..    Flexible Income Portfolio
..    Income Portfolio

                                    EXHIBIT B
                                    ---------

                                    CONTRACTS
                             AS OF DECEMBER 31, 2002


..    WM Diversified Strategies/III/ Variable Annuity (3 year surrender charge)
     (SEC File No. 333-101487); FS Variable Separate Account